Exhibit 99.1

News Announcement	For Immediate Release

PEAK RESORTS TO BE ACQUIRED BY VAIL RESORTS FOR $11.00 PER SHARE

All-Cash Transaction Expected to Close This Fall

Wildwood, Missouri – July 22, 2019 – Peak Resorts, Inc. (NASDAQ:SKIS) (“Peak Resorts” or the “Company”), a leading owner and operator of high-quality, individually branded U.S. ski resorts, today announced that it has entered into a definitive merger agreement with Vail Resorts, Inc. (NYSE: MTN) (“Vail Resorts”) pursuant to which Vail Resorts will acquire all outstanding shares of common stock of Peak Resorts for $11.00 per share in cash. The transaction represents a 116% premium to Peak Resorts’ closing stock price on July 19, 2019. The transaction is expected to close in fall 2019 and is subject to certain conditions, including a vote of Peak Resorts shareholders and antitrust clearance.

“For over 22 years, our team has worked tirelessly to create what is one of the country’s premier ski resort companies, with 17 properties across the Northeast, Mid-Atlantic and Midwest. We are now delighted to announce this agreement with Vail Resorts that creates substantial value for our shareholders and new opportunities for our guests,” said Timothy D. Boyd, President and Chief Executive Officer of Peak Resorts. “During my time in the industry, I’ve come to know and respect Vail Resorts and believe they will build on our accomplishments and further improve the experience that our loyal guests enjoy both on and off the mountain.

“An important driver of our success is the Peak Pass, the leading season pass option for Northeast skiers and riders. With a growing number of customers taking advantage of unlimited access to resorts such as Mount Snow and Hunter Mountain, the Peak Pass has become a valuable asset. Our properties are also in excellent condition thanks to a number of recently completed capital projects, including upgrades to our snowmaking capabilities, terrain expansions and infrastructure improvements. Going forward under Vail Resorts’ leadership, we expect guests will see a continued focus on the customer experience that will further the appeal and growth of our resorts and the strong affinity of our guests. Furthermore, I believe our extremely capable team will become an integral part of the long-term Vail Resorts success as they represent a tremendous asset to our guests and to our resorts.”

Rob Katz, Chairman and Chief Executive Officer of Vail Resorts, added, “We are incredibly excited to have the opportunity to add such a powerful network of ski areas to our company. Peak Resorts’ ski areas in the Northeast are a perfect complement to our existing resorts and together will provide a very compelling offering to our guests in New York and Boston. With this acquisition, we’re also able to make a much stronger connection to guests in critical cities in the Mid-Atlantic and Midwest, and build on the success we have already seen with our strategy in Chicago, Minneapolis and Detroit. Tim and his team have assembled a fantastic array of resorts and created a strong and loyal guest network. We look forward to welcoming Peak Resorts’ guests and team members to the Vail Resorts family.”

The transaction was approved by the Boards of Directors of both companies. Peak Resorts’ Board of Directors also recommends that the Company’s shareholders approve the transaction.

Moelis & Company LLC is serving as financial advisor to Peak Resorts. Perkins Coie LLP, Sandberg Phoenix & von Gontard P.C. and Armstrong Teasdale LLP are serving as legal counsel to Peak Resorts.

About Peak Resorts

Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The Company operates 17 ski resorts primarily located in the Northeast, Mid-Atlantic and Midwest, 16 of which are company owned.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Baltimore, Washington D.C., Cleveland, Kansas City and St. Louis, enabling day and overnight drive accessibility. The resorts under the company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction, and mountain biking, golf and other summer activities. To learn more, visit the Company’s website at ir.peakresorts.com or follow Peak Resorts on Facebook for resort updates.

For further information, or to receive future Peak Resorts news announcements via e-mail, please contact JCIR, at 212-835-8500 or skis@jcir.com.

About Vail Resorts, Inc. (NYSE: MTN)

Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. The Company's subsidiaries operate 17 world-class mountain resorts and three urban ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Stowe and Okemo in Vermont; Mount Sunapee in New Hampshire; Stevens Pass in Washington; Perisher in New South Wales, Australia; Falls Creek and Hotham in Victoria, Australia; Wilmot Mountain in Wisconsin; Afton Alps in Minnesota and Mt. Brighton in Michigan. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

Forward Looking Statements

This news release contains forward-looking statements regarding the future outlook and performance of Peak Resorts, within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release include, without limitation, statements related to: the timing of and the ability to close the potential merger and potential benefits and guest experiences following the completion of the merger. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to obtain Peak Resorts shareholder approval of the proposed merger or the failure to satisfy the closing conditions in the merger agreement; the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally; the proposed merger may involve unexpected costs, liabilities or delays; the Company’s business may suffer as a result of the uncertainty surrounding the proposed merger, including the timing of the consummation of the merger; the outcome of any legal proceeding relating to the proposed merger; the Company may be adversely affected by other economic, business and/or competitive factors; other risks to consummation of the proposed merger, including the risk that the proposed merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of its common stock; and other risks described in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at www.peakresorts.com or by directing a request by mail or telephone to: Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025, Attention: Corporate Secretary, (636) 938-7474.

Participants in the Solicitation

The Company, Vail Resorts and certain of their respective directors, executive officers, certain other members of management and employees of the Company and Vail Resorts and agents retained by the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2018 annual meeting of shareholders, as filed with the SEC on August 28, 2018. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger the Company will file with the SEC and furnish to the Company’s shareholders.

Contacts

For Peak Resorts, Inc.:

Investors and Media:

Norberto Aja, Jim Leahy, Joseph Jaffoni

JCIR

212-835-8500 or skis@jcir.com

For Vail Resorts, Inc.:

Investors:

Bo Heitz

303-404-1800 or InvestorRelations@vailresorts.com

Media:

Sara Olson

303-404-6497 or solson1@vailresorts.com